                                                              EXHIBIT 99.B4(c)


                            KEMPER TOTAL RETURN FUND

                              AMENDED AND RESTATED
                        WRITTEN INSTRUMENT ESTABLISHING
                   AND DESIGNATING SEPARATE CLASSES OF SHARES

                                 March 9, 1996

     The undersigned constitute all the Trustees of Kemper Total Return Fund (the "Fund"), a Massachusetts business trust governed by an Amended and Restated Agreement and Declaration of Trust dated May 27, 1994 (the "Amended Declaration of Trust"). This amended and restated instrument is executed pursuant to
Section 1 of Article III of the Amended Declaration of Trust in order to establish and designate separate classes of shares of any series of the Fund, is based in part upon resolutions of the Board of Trustees of the Fund adopted at meetings held on January 14, 1994 and March 8-9, 1996 and amends and restates a prior written instrument related to the subject matter hereof.

     WHEREAS, Under the Amended Declaration of Trust the Board of Trustees has the authority, in its discretion and without shareholder approval, to divide the shares of any series of the Fund into separate classes of shares;

     WHEREAS, This Board of Trustees has previously approved, subject to various conditions, the division of the shares of each series of the Fund into four classes of shares, to be named "Class A Shares," "Class B Shares," "Class C Shares" and "Class I Shares" and has on this date approved amendments to the terms of such division of shares;

     WHEREAS, This Board of Trustees deems it desirable and in the best interests of the Fund to amend and restate the terms and conditions governing the division of the shares of each series of the Fund, whether now existing or hereafter created (the "series"), into four separate classes of shares to be named, as previously indicated, "Class A Shares," "Class B Shares," "Class C Shares" and "Class I Shares" and the provision to investors of a conversion feature from Class B Shares to the Class A Shares, which conversion feature would thereby eliminate any distribution services fee then in effect under any plan adopted pursuant to Rule 12b-1 of the Investment Company Act of 1940 ("1940 Act") for such Class B Shares; and

     WHEREAS, This Board of Trustees believes that the creation of four separate classes of shares on the terms and conditions as amended and restated herein will be in the best interests of and will have no negative effects upon the current shareholders of the Fund;

     NOW, THEREFORE, the establishment and designation of separate classes of shares of any series of the Fund is approved in accordance with the following amended and restated provisions:

     1. Subject to the conditions hereinafter set forth, the shares of any series shall be divided into four classes to be known respectively as the "Class A Shares," the "Class B Shares," the "Class C Shares" and the "Class I Shares," which classes shall have such preferences and special or relative rights and privileges as may be determined from time to time by this Board of Trustees subject always to the Amended Declaration of Trust and the 1940 Act and the rules and regulations thereunder.

     2. Subject to the terms of the Amended Declaration of Trust, the Class A Shares, Class B Shares, Class C Shares and Class I Shares will have the same rights and privileges except that:

     (A) the Class A Shares

          (1) shall be sold subject to an initial sales charge as described in the prospectus for the Fund as from time to time in effect or shall be issued to shareholders in connection with the conversion feature as hereinafter described;

          (2) shall have an administrative service fee;

          (3) shall not have a plan of distribution adopted under Rule 12b-1 of the 1940 Act ("Rule 12b-1 plan") and no fees payable under the Rule 12b-1 plans for the Class B Shares or Class C Shares shall be allocated or charged to the Class A Shares; and

          (4) shall have such dividend reinvestment, exchange and redemption rights and privileges as may be described in the prospectus for the Fund as from time to time in effect; and

     (B) the Class B Shares

          (1) shall be sold without an initial sales charge but subject to a contingent deferred sales charge imposed upon the redemption of the Class B shares as described in the prospectus of the Fund as from time to time in effect;

          (2) shall have an administrative service fee;

          (3) shall have a Rule 12b-1 plan and any fees payable from time to time under such plan shall be allocated and charged to, and any voting rights with respect to such plan shall be exercisable by, the Class B Shares only;

          (4) shall convert to Class A Shares within a specified number of years as hereinafter described; and

          (5) shall have such purchase, dividend reinvestment, exchange and redemption rights and privileges associated therewith as may be described in the prospectus for the Fund as from time to time in effect; and

     (C) the Class C Shares

          (1) shall be sold without any initial sales charge or any contingent deferred sales charge except that, Class C Shares sold on or after April 1, 1996 shall be subject to a contingent deferred sales charge as described in the prospectus for the Fund as from time to time in effect;

          (2) shall have an administrative service fee;

          (3) shall have a Rule 12b-1 plan and any fees payable from time to time under such plan shall be allocated and charged to, and any voting rights with respect to such plan shall be exercisable by, the Class C Shares only; and

          (4) shall have such purchase, dividend reinvestment, exchange and redemption rights and privileges associated therewith as may be described in the prospectus for the Fund as from time to time in effect; and

     (D) the Class I Shares

          (1) shall be sold without any initial sales charge or any contingent deferred sales charge;

          (2) shall not have an administrative service fee;

          (3) shall not have a Rule 12b-1 plan and no fees payable under the plans for the Class B Shares or Class C Shares shall be allocated or charged to the Class I Shares; and

          (4) shall have such dividend reinvestment, exchange and redemption rights and privileges as may be described in the prospectus for the Fund as from time to time in effect.

     3. Any shares of the Fund that were issued and outstanding at the time when shares of the Fund were originally divided into separate classes of shares as set forth above shall be classified as Class A Shares.

     4. Class A Shares of a series shall be issued to holders of Class B Shares of the same series pursuant to the following described conversion feature:

          (A) Class B Shares will convert to Class A Shares six years after issuance of such Class B Shares; provided, however, that any Class B Shares issued in exchange for shares originally classified as Initial Shares of Kemper Portfolios, formerly known as Kemper Investment Portfolios (KP), whether in connection with a reorganization with a series of KP or otherwise, shall convert to Class A Shares seven years after issuance of such Initial Shares if such Initial Shares were issued prior to February 1, 1991;

          (B) Class B Shares issued upon reinvestment of income and capital gain dividends and other distributions will convert to Class A Shares on a pro rata basis with other Class B Shares; and

          (C) Conversion to Class A Shares shall be based upon the relative net asset values of the Class A Shares and the Class B Shares at the time of conversion.

     IN WITNESS WHEREOF, the undersigned have this 9th day of March, 1996 signed these presents.



                              /s/ Stephen B. Timbers
                              -----------------------------------
                              Stephen B. Timbers
                              210 South Green Bay Road
                              Lake Forest, IL  60045

                              (signatures continue)

                              /s/ David W. Belin
                              -----------------------------------
                              David W. Belin, Trustee
                              1705 Plaza Circle
                              Des Moines, Iowa  50322

                              /s/ Lewis A. Burnham
                              -----------------------------------
                              Lewis A. Burnham, Trustee
                              16410 Avila Boulevard
                              Tampa, Florida  33613

                              /s/ Donald L. Dunaway
                              -----------------------------------
                              Donald L. Dunaway, Trustee
                              7515 Pelican Bay Boulevard, #903
                              Naples, Florida  33963

                              /s/ Robert B. Hoffman
                              -----------------------------------
                              Robert B. Hoffman, Trustee
                              10045 Litzsinger Road
                              St. Louis, MO  63124-1131

                              /s/ Donald R. Jones
                              -----------------------------------
                              Donald R. Jones, Trustee
                              1776 Beaver Pond Road
                              Inverness, Illinois  60067

                              /s/ Dominique P. Morax
                              -----------------------------------
                              Dominique P. Morax, Trustee
                              Vordere Dorfstrasse 13
                              8803 Ruschlikon
                              Switzerland

                              /s/ Shirley D. Peterson
                              -----------------------------------
                              Shirley D. Peterson, Trustee
                              401 Rosemont Avenue
                              Frederick, MD  21701-8575

                              /s/ William P. Sommers
                              -----------------------------------
                              William P. Sommers, Trustee
                              2181 Parkside Avenue
                              Hillsborough, California  94010

                              -----------------------------------
                              Stephen B. Timbers, Trustee
                              210 South Green Bay Road
                              Lake Forest, Illinois  60045